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                                                                   Exhibit 10.70


                                PROMISSORY NOTE


$200,000                                         South San Francisco, California
                                                               September 2, 1997


THIS NOTE IS ISSUED BY THE UNDERSIGNED IN EXCHANGE FOR THAT CERTAIN NOTE WITH A PRINCIPAL AMOUNT OF TWO HUNDRED THOUSAND DOLLARS ($200,000) ISSUED BY THE UNDERSIGNED TO THE COMPANY ON APRIL 15, 1993. FROM AND AFTER THE DATE OF THIS NOTE, THAT APRIL 15, 1993 NOTE SHALL BE NULL AND VOID.

        FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Company"), at the offices of the Company, 385 Oyster Point Boulevard, South San Francisco, California, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Thousand Dollars ($200,000) together with interest accrued from the date hereof on the unpaid principal at the rate of 6.23% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, compounded annually, as follows:

                PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be DUE AND PAYABLE IN FULL ON JANUARY 2, 2001; and

                INTEREST PAYMENTS. Interest shall be compounded annually (calculated on the basis of a 365-day year for the actual number of days elapsed) and shall be payable IN ARREARS ON THE PRINCIPAL REPAYMENT DATE.

        In addition, and notwithstanding anything to the foregoing, in the event the undersigned either (i) ceases providing services to the Company, whether as an employee, consultant or member of the Company's Board of Directors, for any reason or no reason or (ii) breaches the restrictive covenant not to compete with the Company set forth in Section 5 of that employment agreement entered into between the undersigned and the Company, the principal and all accrued interest due under this Note shall immediately become due and payable.

        This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

        The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of that Pledge Agreement of September 2, 1997 between the undersigned and the Company, a copy of which is attached as Exhibit A.


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        The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

        The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

        The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

        This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                       /s/ JOHN P. WALKER
                                       -----------------------------------------
                                       John P. Walker


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                                    EXHIBIT A

                    PLEDGE AGREEMENT DATED SEPTEMBER 2, 1997


                                PLEDGE AGREEMENT


        1. As collateral security for the payment of that certain $200,000 promissory note issued this date to Arris Pharmaceutical Corporation ("Pledgee") by the undersigned (hereinafter called "indebtedness"), the undersigned hereby assigns, transfers to and pledges with the Pledgee the securities listed on Exhibit A hereto which were previously delivered to be deposited with Pledgee, accompanied by an instrument of assignment, in blank, substantially in the form of Exhibit B hereto, together with any stock rights, rights to subscribe, dividends paid in cash or other property in connection with the complete or partial liquidation of Pledgee, stock dividends, dividends paid in stock, new securities or other property except cash dividends other than liquidating dividends to which the undersigned is or may hereafter become entitled to receive on account of such property, and in the event that the undersigned receives any such, the undersigned will immediately deliver it to Pledgee to be held by Pledgee hereunder in the same manner as the property originally pledged hereunder, accompanied by appropriate duly executed instruments of transfer or assignment, in blank, substantially in the form of Exhibit B hereto. All property assigned, transferred to and pledged with Pledgee under this paragraph is hereinafter called "collateral."

        2. At any time, without notice, and at the expense of the undersigned, Pledgee in its name or in the name of its nominee or of the undersigned may, but shall not be obligated to: (1) collect by legal proceedings or otherwise all dividends (except cash dividends other than liquidating dividends), interest, principal payments and other sums now or hereafter payable upon or on account of said collateral; (2) enter into any extension, reorganization, deposit, merger, or consolidation agreement, or any agreement in any wise relating to or affecting the collateral, and in connection therewith may deposit or surrender control of such collateral thereunder, accept other property in exchange for such collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (3) insure, process and preserve the collateral; (4) cause the collateral to be transferred to its name or to the name of its nominee; (5) exercise as to such collateral all the rights, powers, and remedies of an owner, except that so long as the indebtedness is not in default the undersigned shall retain all voting rights as to the collateral.

        3. The undersigned agrees to pay prior to delinquency all taxes, charges, liens and assessments against the collateral, and upon the failure of the undersigned to do so Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

        4. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Pledgee in exercising any right, power or remedy conferred by this


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agreement, or in the enforcement thereof, shall become a part of the indebtedness secured hereunder and shall be paid to Pledgee by the undersigned immediately and without demand.

        5. At the option of Pledgee and without necessity of demand or notice, all or any part of the indebtedness of the undersigned shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (1) failure to keep or perform any of the terms or provisions of this agreement; (2) default in the payment of principal or interest when due; (3) the levy of any attachment, execution or other process against the collateral; or (4) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11, United States Code, Bankruptcy, of, by, or against the undersigned.

        6. In the event of the nonpayment of any indebtedness when due, whether by acceleration or otherwise, or upon the happening of any of the events specified in the last preceding paragraph, Pledgee may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker's board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the collateral shall be equal to the public market price then in effect, or, if at the time of sale no public market for the collateral exists, then, in recognition of the fact that the sale of the collateral would have to be registered under the Securities Act of 1933 and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Pledgee and the undersigned hereby agree that such private sale shall be at a purchase price mutually agreed to by Pledgee and the undersigned or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of such collateral, one named by the undersigned within 10 days after written request by the Pledgee to do so, one named by Pledgee within such 10 day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within 30 days of the appointment of the third appraiser. The cost of such appraisal, including all appraiser's fees, shall be charged against the proceeds of sale as an expense of such sale. Pledgee may be the purchaser of any or all collateral so sold and hold the same thereafter in its own right free from any claim of the undersigned or right of redemption. Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and Pledgee is hereby authorized to sell hereunder any evidence of debt pledged to it. Any sale hereunder may be conducted by any officer or agent of Pledgee.

        7. The proceeds of the sale of any of the collateral and all sums received or collected by Pledgee from or on account of such collateral shall be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the collateral, to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee shall pay any balance to the undersigned.


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        8.      Pledgee shall be under no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Pledgee as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the indebtedness secured hereunder.

        9. Pledgee may at any time deliver the collateral or any part thereof to the undersigned and the receipt of the undersigned shall be a complete and full acquittance for the collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.

        10. Upon the transfer of all or any part of the indebtedness Pledgee may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred Pledgee shall retain all rights and powers hereby given.

        11. Until all indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of the undersigned may have ceased.

        12. The rights, powers and remedies given to Pledgee by this agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Pledgee may exercise its Pledgee's lien or right of setoff with respect to the indebtedness in the same manner as if the indebtedness were unsecured. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

        Dated: September 2, 1997



                                       /s/ JOHN P. WALKER
                                       -----------------------------------------
                                       John P. Walker


ATTACHMENTS:

Exhibit A - Pledged Securities
Exhibit B - Assignment Separate from Certificate


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                                    EXHIBIT A

                               PLEDGED SECURITIES

        Shares of Common Stock of Arris Pharmaceutical Corporation, a Delaware corporation, represented by the following certificates:

Certificate No. SFU 5070 in the amount of 23,174 shares


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                                    EXHIBIT B
                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED and pursuant to that certain Pledge Agreement dated as of September 2, 1997, John P. Walker hereby sells, assigns and transfers unto Arris Pharmaceutical Corporation Twenty Three Thousand One Hundred Seventy Four (23,174) shares of common stock of Arris Pharmaceutical Corporation, a Delaware corporation (the "Company"), standing in the undersigned's name on the books of said corporation represented by Certificate No. SFU 5070 herewith, and does hereby irrevocably constitute and appoint __________________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Pledge Agreement, in connection with the pledge of shares of Common Stock held by the undersigned and pledged pursuant to the Pledge Agreement, and only to the extent that such shares remain subject to the Company's rights under the Pledge Agreement.


Dated:


                                       /s/ JOHN P. WALKER
                                       -----------------------------------------
                                       John P. Walker